PROMISSORY NOTE

$750,000.00                                                          May 1, 2000

     FOR VALUE RECEIVED, the undersigned, Calton Acquisition Corp., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Calton, Inc., a New Jersey corporation, having its principal place of business at 125 Half Mile Road, Red Bank, New Jersey 07701 (together with its successors and assigns, the "Holder"), the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00), together with interest thereon at the rate of seven percent (7%) per annum, on May 1, 2003.

     If (i) the Maker or any other person liable hereunder should make an assignment for the benefit of creditors or (ii) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker or any other person liable hereunder or (iii) any proceeding is instituted by or against the Maker or any other person liable hereunder under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, then, and in each such event, the Holder may, at its option, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

     Maker agrees to pay all reasonable costs of collection, including attorneys' fees paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.

     All amounts due under this Promissory Note shall be unsecured.

     The Maker may prepay this Promissory Note in whole or in part without premium or penalty.

     The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

     This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered as of the date first written above.


                                             CALTON ACQUISITION CORP.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title: